                                                                     EXHIBIT 4.3
                                                                       EXHIBIT A
                         [FORM OF WARRANT CERTIFICATE]

                      [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL




____________________

1 This paragraph is to be included only if the Warrant is in global form.

BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (a)(2),
(a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT IN THEIR SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT C TO THE WARRANT AGREEMENT (A COPY OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THESE SECURITIES HAVE BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,856 PRINCIPAL AMOUNT AT MATURITY OF DEFERRED COUPON SENIOR SECURED NOTES DUE 2004 (THE "NOTES") OF THE COMPANY AND 59 WARRANTS, EACH WARRANT INITIALLY EXERCISABLE TO PURCHASE 1 SHARE OF COMMON STOCK OF THE COMPANY. THE NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL JULY 19, 1994.

No. ___                                                         Warrants

                              Warrant Certificate

                            WAXMAN INDUSTRIES, INC.


                      This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of Warrants expiring at 5:00 p.m., New York City time, on June 1, 2004 (the "Warrants") to purchase Common Stock, no par value (the "Common Stock") of Waxman Industries, Inc. (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company if exercised before 5:00 p.m., New York City time, on June 1, 2004, one validly issued, fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $2.45 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurence of certain events set forth in the Warrant Agreement.

                      Warrants not exercised on or before 5:00 p.m., New York City time, on June 1, 2004, shall become void.

                      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                      IN WITNESS WHEREOF, Waxman Industries, Inc. has caused this Warrant Certificate to be duly executed.

                                        WAXMAN INDUSTRIES, INC.


                                        By:  ________________________
                                               Title:

DATED:


Countersigned:

THE HUNTINGTON NATIONAL BANK,
as Warrant Agent


By:  ________________________
     Authorized Signatory

                         [Form of Warrant Certificate]

                                   [Reverse]

                      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring June 1, 2004, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and are issued or to be issued pursuant to a Warrant Agreement dated as of May 20, 1994 (the Warrant Agreement"), duly executed and delivered by the Company to The Huntington National Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                      Warrants may be exercised at any time on or after July 19, 1994 and before 5:00 p.m. New York City time on June 1, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No holder of Warrants shall be entitled to receive any dividends paid on the Common Stock prior to the exercise of its Warrants and, upon the exercise of some or all of its Warrants, a Warrant holder shall be entitled to receive only dividends paid on the shares of Common Stock issuable to him on or prior to the record date for such dividends.

                      Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check to the order of the Company or by any combination thereof. The Company may accept in payment of the Exercise Price any other consideration as the Company may agree with the holder of such Warrants.

                      The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant

Agreement.

                      The holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of May 20, 1994.

                      Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                      Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                 PURCHASE FORM
                                 -------------

                                                         Dated ___________, ____

                      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock and hereby makes payment of ____ in payment of the exercise price thereof.

                                 _____________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name _______________________________________________________________________
                      (please typewrite or print in block letters)

Address ____________________________________________________________________

              Signature ____________________________________________________

                                 _____________

                                ASSIGNMENT FORM
                                ---------------

 FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto

Name _______________________________________________________________________
                      (please typewrite or print in block letters)

Address ____________________________________________________________________


its right to purchase _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date:_____________, ____

________________________               Signature _____________________
Social Security or other                   Note:  The signature
identifying number of                      must conform in all
holder                                     respects to name of
                                           holder as specified
_______________________                    on the face of this
Signature Guarantee                        Warrant Certificate.

                                                                       EXHIBIT B




                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS


Re: Warrants to Purchase Common Stock (the "Warrants") of Waxman Industries, Inc.

                      This Certificate relates to ____ Warrants held in* ___ book-entry or* _______ definitive form by ______ (the "Transferor").

The Transferor:*

              / /     has requested the Warrant Agent by written order to
deliver in exchange for its beneficial interest in the Global Warrant held by the depository a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

              / /     has requested the Warrant Agent by written order to
exchange or register the transfer of a Warrant or Warrants.

                      In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 4 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act (as defined below) because:__

              / /     Such Warrant is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 4.1(y)(A) or Section 4.4(a)(A) of the Warrant Agreement).

              / /     Such Warrant is being transferred to an institutional
"accredited investor" within the meaning of subparagraphs (a)(1), (a)(2),
(a)(3) or (a)(7) of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act") that has furnished to the Company and the Warrant Agent a Transferee Certificate in the form attached as Exhibit

C to the Warrant Agreement.

              / /     Such Warrant is being transferred in reliance on and in
compliance with the exemption from the registration requirements of the Securities Act set forth below. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

              / /     Regulation S under the Securities Act.

              / /     Rule 144 under the Securities Act.

              / /     Rule 144A under the Securities Act.

                                       ______________________________
                                       [INSERT NAME OF TRANSFEROR]

                                       By: _________________________

Date:  _____________
       *Check applicable box.

                                                                       EXHIBIT C


                      Transferee Letter of Representation

Waxman Industries, Inc.
24460 Aurora Road
Bedford Heights, Ohio  44146

Dear Sirs:

                      In connection with our proposed purchase of Common Stock Purchase Warrants (the "Securities") of Waxman Industires, Inc. (the "Company") we confirm that:

                      1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securites are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale

              Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
              (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

                      2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                      3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                      4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,


                                                -------------------
                                                (Name of Purchaser)

                                                By:__________________________

                                                Date:________________________

                      Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________